                                                                   EXHIBIT 99.10

                                                           [DETROIT EDISON LOGO]


                                 August 10, 2001


Ms. Dorothy Wideman
Executive Secretary
Michigan Public Service Commission
6545 Mercantile Way
Lansing, Michigan 48909

Re:  MPSC Case No. U-12478
     Updated Securitization Bond Charge and Securitization Bond Tax Charge

Dear Ms. Wideman:

The Commission's November 2, 2000 order in Case No. U-12478 (Financing Order) authorized the Detroit Edison Company following the sale of securitization bonds, to bill its customers, an initial securitization charge of not more than $0.004239 per kilowatt-hour and an initial tax charge of not more than $0.000766 per kilowatt-hour.

The Securitization Bonds were sold on March 9, 2001 and beginning March 26, 2001, Detroit Edison began billing a Securitization Bond Charge of $0.0032 per kilowatt-hour and a Securitization Bond Tax Charge of $0.0005 per kilowatt-hour.

The purpose of this letter is to inform the Commission that Detroit Edison is adjusting the Securitization Bond Charge to $0.0041 per kilowatt-hour and the Securitization Bond Tax Charge to $0.0006 per kilowatt-hour beginning with bills rendered on and after September 1, 2001. These adjustments are required to ensure that the securitization charges will recover amounts sufficient to timely provide all payments and other required amounts in connection with the Securitization Bonds and to ensure recovery of the associated tax liability.

The new charges are less than those authorized by the Commission in its November 2nd order.

The change in the Securitization Bond Charge and Securitization Bond Tax Charge will not impact the overall charge to our customers. For full-requirement customers, the increase in charges will be offset by an equal and opposite adjustment to base energy rates thereby preserving the rate freeze and the 5% rate reductions mandated by PA 141. Electric Choice Customer's overall charge remains unaffected due to the fact that, per the Commission's Order in Case No. U-12478, prior to January 1, 2002, these customers are charged, on a net basis, a transition charge equal to their bid participation charge.

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Page 2
August 10, 2001


Attachment A shows the values for each of the variables used in calculating the updated Securitization Bond Charge and Securitization Bond Tax Charge. In a separate letter to Mr. William Celio, Director - Electric Division, Detroit Edison will submit updated tariff sheets necessary to implement these charge updates.







                                             Sincerely,



                                             /s/ James J. Musial
                                             James J. Musial
                                             Manager - Regulatory Compliance


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                                                                    ATTACHMENT A

                           THE DETROIT EDISON COMPANY
                   SECURITIZATION BOND CHARGES MARCH 26, 2001
                            THROUGH FEBRUARY 28, 2002

                                                                                                          INITIAL       REVISED
                                                                                          ANNUALIZED      FACTORS       FACTORS
                                                                         MARCH 16, 2001     REVISED     BILLED THRU  BILLED STARTING
                                                                             FILING         FACTORS     AUG 31, 2001  SEPT 1, 2001
1    SECURITIZATION BOND CHARGE
2    FORECAST PERIOD SECURITIZATION BONDS COSTS
3        Principal Payment                                                 39,660,023      39,660,023
4        Interest Charges                                                 104,769,019     104,769,019
5        Servicing and Administrative Fee                                   1,125,000       1,125,000
6        Over-collateralization Fee                                           625,000         625,000
                                                                        -------------   -------------
7    Total Forecast Period Securitization Bond Charges (Lines 3 to 6)     146,179,042     146,179,042
8    TRUE-UP FOR PRIOR PERIOD
9        (Over)Under principal payments                                             0               0
10       (Over)Under interest                                                       0               0
11       (Over)Under ongoing transaction expenses                                   0               0
12       (Over)Under Overcollateralization account deficiency                       0               0
13       (Over)Under Capital account deficiency                                     0               0
                                                                        -------------   -------------
14   Total (Over)Under collections of Securitization Bond
         Costs (Lines 9 to 13)                                                      0               0
                                                                        -------------   -------------
15
16   Total Securitization Bond Charge Obligation to be billed
17       and collected during the forecast period (Lines 7 + 14)          146,179,042     146,179,042     70,726,709      75,452,333
                                                                       ==============  ============== ==============  ==============
18
19   Forecasted kWh sales (adjusted for uncollectibles)                45,732,831,000  40,308,385,575 21,905,377,502  18,403,008,073
                                                                       ==============  ============== ==============  ==============
20
21   SECURITIZATION BOND CHARGE (mills per kWh) (Lines 17 / 19)                   3.2             3.6            3.2             4.1
                                                                       ==============  ============== ==============  ==============
22
23   SECURITIZATION BOND TAX CHARGE
24   FORECAST PERIOD TAX REQUIREMENT
25   Principal Payment * (Tax Rate) / (1 - Tax Rate)                       21,355,397      21,355,397
                                                                        -------------   -------------
26
27   TRUE-UP FOR PRIOR PERIOD
28   Prior period actual Securitization Bond Tax Charge revenue                     0               0
29   Prior period actual Securitization Bond Tax Charge requirements                0               0
                                                                        -------------   -------------
30   (Over)Under collections of prior period Securitization Bond
31       Tax Charge requirements (Lines 30 - 31)                                    0               0
32   Interest on (Over)Under collections at bond rate                               0               0
                                                                        -------------   -------------
33   (Over) Under collections including interest (Lines 33 + 34)                    0               0
                                                                        -------------   -------------
34
35   Total Securitization Bond Tax Charge Obligation to be billed
36       and collected during the forecast period (Lines 25 + 33)          21,355,397      21,355,397     10,313,592      11,041,805
                                                                       ==============  ============== ==============  ==============
37
38   Forecasted kWh sales (adjusted for uncollectibles)                45,732,831,000  40,308,385,575 21,905,377,502  18,403,008,073
                                                                       ==============  ============== ==============  ==============
39
40   SECURITIZATION BOND TAX CHARGE (mills per kWh)
         (Lines 36 + 38)                                                          0.5             0.5            0.5             0.6
                                                                       ==============  ============== ==============  ==============
41
42   TOTAL SECURITIZATION BOND CHARGES IN FORECAST PERIOD
43       (mills per kWh) (Lines 21 + 40)                                          3.7             4.1            3.7             4.7
                                                                       ==============  ============== ==============  ==============


Note: Lines 19 and 38 have been adjusted to reflect forecasted kWh sales that have been billed and collected versus forecasted kWh sales that have been billed.